As filed with the Securities and Exchange Commission on April 14, 2014

File No. 333-187362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

on

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOBIQUITY TECHNOLOGIES, INC.

Formerly Ace Marketing & Promotions, Inc.

(Name of registrant as specified in its charter)

New York	7310	91-1966948
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Dean L Julia, Co-Chief Executive Officer 600 Old Country Road, Suite 541 Garden City, NY 11530 (516) 256-7766
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morse & Morse, PLLC

1400 Old Country Road, Suite 302

Westbury, New York 11590

Tel: (516) 487-1446

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

DEREGISTRATION OF SECURITIES

Mobiquity Technologies, Inc. (the “Company”) previously registered 5,000,000 shares of its common stock, par value $0.0001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-187362) filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2013, as amended on March 25, 2013 and declared effective on April 12, 2013.

The Registration Statement related to the offer and resale of up to 5,000,000 shares of the Company’s common stock, par value $0.0001 per share, by a selling stockholder, TCA Global Master Fund LP, pursuant to a committed equity facility agreement the Company entered into with TCA on June 12, 2012 (the “CEF”). The CEF was terminated on March 25, 2014.

Since April 12, 2013, the date the Registration Statement was declared effective, through March 25, 2014, the date the Company terminated the CEF, the Company sold 8,000 shares of its common stock to TCA for total net proceeds of approximately $3,100. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 4,992,000 shares of common stock not sold under the CEF and as previously registered in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Garden City, State of New York, on April 14, 2014.

MOBIQUITY TECHNOLOGIES, INC.

By:	/s/ Dean L. Julia
Name: Dean L. Julia
Title: Co-Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean L. Julia	Co-Chief Executive Officer (Principal Executive Officer), Secretary, Director	April 14, 2014
Dean L. Julia

/s/ Sean McDonnell	Chief Financial Officer (Principal Financial Officer)	April 14, 2014
Sean McDonnell	(Principal Accounting Officer)

/s/ Michael D. Trepeta	Co-Chief Executive Officer, President, Director	April 14, 2014
Michael D. Trepeta

/s/ Sean Trepeta	Director	April 14, 2014
Sean Trepeta

/s/ Thomas Arnost	Chairman of the Board	April 14, 2014
Thomas Arnost